SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): September 10, 1999

                         Commission File Number 0-1469

                          CHURCHILL DOWNS INCORPORATED
             (Exact name of registrant as specified in its charter)

              Kentucky                                 61-0156015
(State or other jurisdiction of                (IRS Employer Identification No.)
incorporation or organization)

                700 Central Avenue, Louisville, KY 40208 (Address
                         of principal executive offices)
                                   (Zip Code)

                                 (502) 636-4400
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

A.       FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

                    Report of Independent Public Accountants

To The Board of Directors and Stockholders of
Hollywood Park, Inc.:

        We have audited the accompanying combined balance sheets of the Hollywood Park Race Track and Casino, combined on the basis described in Note 2, to be acquired by Churchill Downs, Inc. from Hollywood Park, Inc. (the "Parent"), pursuant to the purchase agreement dated May 5, 1999, as of December 31, 1998 and 1997, and the related combined statements of operations, Parent's equity and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of Hollywood Park, Inc.'s management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Hollywood Park Race Track and Casino as of December 31, 1998, and 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998 in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Los Angeles, California
June 9, 1999

                      HOLLYWOOD PARK RACE TRACK AND CASINO

                             Combined Balance Sheets



                                                               As of
                                                            December 31,
                                                         1998           1997
                                                         ----           ----

                                     Assets
Current Assets:
  Cash and cash equivalents                         $  2,241,951    $  3,788,016
  Restricted cash                                        287,518         407,241
  Other receivables, net allowance
      for bad debts of $916,916
      in 1998 and $557,336 in 1997                     7,391,583       6,680,902
  Intercompany receivable                              6,202,692            -
  Prepaid expenses and other assets                    2,558,380       3,005,197
                                                    ------------    ------------
  Total current assets                                18,682,124      13,881,356

Property, plant and equipment, net                    75,626,084      78,220,360
Goodwill, net                                         19,286,227      19,825,171
Long term gaming assets                                1,260,417       1,764,584
Other assets                                              18,401          20,398
                                                    ------------    ------------
                                                    $114,873,253    $113,711,869
                                                    ============    ============



                         Liabilities and Parent's Equity
Current Liabilities:
  Accounts payable                                  $  5,704,233   $   5,625,780
  Intercompany payable                                      -          9,137,382
  Accrued liabilities                                  6,108,774       7,218,328
  Accrued workers' compensation                        2,356,266       2,176,827
  Accrued slip and fall claims                         1,176,693       1,255,442
  Gaming liabilities                                   2,444,371       2,459,881
  Amounts due to horsemen for purses,
   stakes and awards                                        -            278,356
  Outstanding pari-mutuel tickets                      1,850,288       3,245,466
  Current portion of notes payable                        37,309          36,018
  Income taxes payable                                16,232,324      11,259,411
                                                    ------------    ------------
Total current liabilities                             35,910,258      42,692,891

Notes payable                                            227,679         255,923
Deferred tax liabilities, net                          4,934,437       5,115,886
                                                    ------------    ------------
  Total liabilities                                   41,072,374      48,064,700
Parent's Equity:
  Common stock-$.10 par value, authorized 100 shares;
     100 issued and outstanding in 1998 and in 1997           10              10
  Capital in excess of par                                   990             990
  Accumulated earnings                                73,799,879      65,646,169
                                                    ------------    ------------
  Total Parent's equity                               73,800,879      65,647,169
                                                    ------------    ------------
                                                    $114,873,253    $113,711,869
                                                    ============    ============
See accompanying notes to combined financial statements.

                      HOLLYWOOD PARK RACE TRACK AND CASINO

                        Combined Statements of Operations


                                           For the years ended December 31,
                                          1998           1997           1996

Revenues:
  Pari-mutuel commissions              $39,524,470    $40,412,063    $40,735,953
  Gaming-Casino                         46,254,519     50,816,983     50,271,952
  Admissions, programs,
    and other racing income             15,099,076     16,635,495     17,422,226
  Concession sales                      11,008,599     11,601,280     11,557,248
  Other income                           2,863,941      2,333,206      2,282,324
                                       -----------    -----------    -----------
                                       114,750,605    121,799,027    122,269,703
                                       -----------    -----------    -----------


Expenses:
  Operating expenses                    88,670,970     92,717,751     91,499,991
  Depreciation and amortization          8,410,852      8,437,757      8,306,739
                                       -----------    -----------    -----------
  Operating expenses                    97,081,822    101,155,508     99,806,730
                                       -----------    -----------    -----------



  Selling, general and administrative    6,676,729      6,586,853      8,194,726
                                       -----------    -----------    -----------

  Operating income                      10,992,054     14,056,666     14,268,247

  Interest expense                          23,048         25,156         27,101
                                       -----------    -----------    -----------



  Income before income taxes            10,969,006     14,031,510     14,241,146

  Income tax expense                     4,791,464      6,103,638      6,142,480
                                       -----------    -----------    -----------
Net income                              $6,177,542     $7,927,872     $8,098,666
                                       ===========    ===========    ===========




See accompanying notes to combined financial statements.

                      HOLLYWOOD PARK RACE TRACK AND CASINO

                        Combined Statements of Cash Flows

              For the years ended December 31, 1998, 1997, and 1996


               Balance as of December 31, 1996        $ 57,719,297
                 Net income                              7,927,872
                                                      ------------
               Balance as of December 31, 1997          65,647,169
                 Net income                              6,177,542
                 Capital contribution                    1,976,168
                                                      ------------
               Balance as of December 31, 1998        $ 73,800,879
                                                      ============



See accompanying notes to combined financial statements.

                      HOLLYWOOD PARK RACE TRACK AND CASINO

                        Combined Statements of Cash Flows


                                            For the years ended December 31,
                                          1998           1997           1996
Cash flows from operating activities:
  Net income                            $6,177,542     $7,927,872    $8,098,666
  Adjustments to reconcile net income
    to net cash provided by
    operating activities:
  Taxes and licenses                       504,167        504,166     1,035,417
  Depreciation and Amortization          8,410,852      8,437,757     8,306,739
  Changes in assets and liabilities:
  Decrease (increase) in restricted cash   119,723      4,078,752    (3,841,535)
  Decrease in short term investments          -              -        1,942,716
  (Increase) decrease in other
    receivables, net                      (710,681)    (1,213,922)      560,564
  Decrease (increase) in prepaid
    expenses and other assets              446,817       (390,111)    1,561,985
  Increase (decrease) in accounts
    payable                                 78,453        178,271    (1,132,946)
  (Decrease) increase in accrued
    liabilities                         (1,109,554)      (805,029)      325,088
  Increase (decrease) in accrued
    workers' compensation                  179,439        210,165      (310,659)
  (Decrease) increase in slip and
    fall claims                            (78,749)      (462,927)      175,326
  (Decrease) in accrued gaming
    liabilities                            (15,510)       (38,773)   (1,499,278)
  (Decrease) increase in amounts due
    to horsemen for purses, stakes and
    awards                                (278,356)    (4,075,426)    3,645,085
  (Decrease) increase in outstanding
    pari-mutuel tickets                 (1,395,178)     2,086,898    (1,366,633)
  Increase in income taxes payable       4,972,913      5,424,476     5,834,935
  (Decrease) increase in deferred tax
    liabilities, net                      (181,449)       679,162       307,545
                                       ------------   ------------   -----------
  Net cash provided by operating
    activities                          17,120,429     22,541,331    23,643,015
                                       ------------   ------------   -----------

Cash flows from investing activities:
  Additions to property, plant and
    equipment                           (3,301,464)    (3,336,628)   (4,596,255)
  Other assets                               1,997          4,003         1,999
                                       ------------   ------------   -----------
  Net cash used in investing activities (3,299,467)    (3,332,625)   (4,594,256)
                                       ------------   ------------   -----------

Cash flows from financing activities:
  Increase in intercompany receivable,
    net                                (15,340,074)   (19,317,848)  (21,795,049)
  Payment of unsecured notes payable,
    net                                    (26,953)       (24,844)      (22,899)
  Long term gaming liabilities                -              -         (500,000)
                                       ------------   ------------   -----------
  Net cash used for financing
    activities                         (15,367,027)   (19,342,692)  (22,317,948)
                                       ------------   ------------   -----------


  Decrease in cash and cash equivalents (1,546,065) (133,986) (3,269,189) Cash and cash equivalents at the
    beginning of the period              3,788,016      3,922,002     7,191,191
                                       ------------   ------------   -----------
    Cash and cash equivalents at the
    end of the period                   $2,241,951     $3,788,016    $3,922,002
                                       ============   ============   ===========

Supplemental disclosure of non-cash transactions:
  Contribution of capital               $1,976,168           -              -
Supplemental disclosure of cash flow information:
  Cash paid during the year for
    interest                           $    23,000    $    25,000    $   27,000
Cash paid during the year for
    income taxes                       $      -       $      -       $      -
See accompanying notes to combined financial statements.

                      HOLLYWOOD PARK RACE TRACK AND CASINO

                     Notes to Combined Financial Statements

1.  Basis of Presentation

On May 5, 1999, Hollywood Park, Inc. ("Hollywood Park" or the "Parent") and Churchill Downs, Inc. ("Churchill Downs") signed a definitive agreement for Churchill Downs to acquire the Hollywood Park Race Track in Inglewood, California, along with 240 acres of surrounding land, and the Hollywood Park Casino. The Hollywood Park Race Track and Hollywood Park Casino will be sold to Churchill Downs for purchase prices totaling $140 million in cash. The transaction is subject to certain closing conditions, including the approval of the California Horse Racing Board, and is expected to close in the third quarter of 1999. Churchill Downs will grant Hollywood Park a long-term lease with a renewal option at a lease rate of $3 million per year for the Hollywood Park Casino.

2.  Summary of Significant Accounting Policies

Principles of Combination

These combined financial statements have been prepared from Hollywood Park's historical accounting records and present operations of the businesses that will be acquired by Churchill Downs as if the Company had been a separate entity for all periods presented. These combined financial statements principally include the accounts of the Hollywood Park Operating Company (the "HPOC"), a Delaware corporation, and its two wholly owned subsidiaries, Hollywood Park Food Services, Inc. and Hollywood Park Fall Operating Company, and the Hollywood Park Casino which is a division of Hollywood Park, Inc. (collectively referred to as the "Hollywood Park Race Track and Casino" or the "Company"). Long-term debt historically recorded on HPOC's books, consisting of $125 million in 9.5% Notes which were co-issued in August 1997 by Hollywood Park and HPOC, and related interest expense, have been excluded from the combined financial statements because the proceeds of the notes were used to fund other businesses of the Parent. All significant intercompany accounts and transactions have been eliminated in the preparation of these combined financial statements. The financial information included herein may not necessarily reflect the combined results of operations, financial position, changes in Parent's equity and cash flows of the Company in the future or what they would have been had it been a separate, stand-alone entity during the periods presented.

Acquisition of Pacific Casino Management, Inc.

The Hollywood Park Casino was opened by the Parent in July 1994 under a third party leasing arrangement with Pacific Casino Management, Inc. ("PCM"). On November 17, 1995, Hollywood Park acquired substantially all of the assets, property and business of PCM, and assumed substantially all of PCM's liabilities. Prior to the acquisition, under a lease with the Company, PCM operated the gaming floor activities of the Hollywood Park Casino. The purchase price of PCM's net assets was an aggregate $2,640,000, payable in shares of Hollywood Park, Inc. common stock, in three installments: (i) shares of Hollywood Park common stock, having a value of $1,600,000, or 136,008 common shares, issued on November 17, 1995, (ii) shares of Hollywood Park common stock, having a value of $540,000, or 48,674 common shares, issued on November 19, 1996 and (iii) shares of Hollywood Park common stock, having a value of $500,000, or 33,417 common shares, issued on February 10, 1997. Virtually all of the approximately $21,568,000 of excess acquisition cost over the recorded value of the net assets acquired from PCM was allocated to goodwill and is being amortized over 40 years. The amortization of the goodwill is not deductible for income tax purposes.

                      HOLLYWOOD PARK RACE TRACK AND CASINO

2.  Summary of Significant Accounting Policies (cont'd)

Restricted Cash

Restricted cash as of December 31, 1998 and 1997, was for amounts due to horsemen for purses, stakes and awards.

Racing Revenues and Expenses

The Company records pari-mutuel revenues, admissions, food and beverage and other racing income associated with racing on a daily basis, except for prepaid admissions, which were recorded ratably over the racing season. Expenses associated with racing revenues were charged against income in those periods in which the racing revenues are recognized. Other expenses were recognized as they occurred throughout the year.

Gaming-Casino Revenue and Promotional Allowances

Gaming-Casino gaming revenues consisted of fees collected from patrons on a per seat or per hand basis. Revenues in the accompanying statements of operations exclude the retail value of food and beverage provided to card players on a complimentary basis. The estimated cost of providing these promotional allowances during the years ended December 31, 1998, 1997, and 1996 was approximately $554,000, $945,000, and $1,316,000, respectively.

Property, Plant and Equipment

Property, plant and equipment are depreciated on the straight line method over their estimated useful lives as follows:

                                                          Years

         Land improvements                               3 to 25
         Buildings                                       5 to 40
         Equipment                                       3 to 10

Maintenance and repairs were charged to operations of facilities; betterments were capitalized. The cost of property sold or otherwise disposed of and the accumulated depreciation were eliminated from both the property and accumulated depreciation accounts with any gain or loss recorded in the expense accounts.

Property, plant and equipment is carried on the Company's balance sheets at depreciated cost. Whenever there are recognized events or changes in circumstances that affect the carrying amount of the property, plant and equipment, management reviews the assets for possible impairment.

                      HOLLYWOOD PARK RACE TRACK AND CASINO

2.  Summary of Significant Accounting Policies (cont'd)

Income Taxes

The Company accounts for income taxes under Statement of Financial Accounting Standards ("SFAS") 109, Accounting for Income Taxes, whereby deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date.

Cash Flows

Cash and cash equivalents consisted of cash, certificates of deposit and short term investments with original maturities of 90 days or less.

Accounting Pronouncements

Segment Information

Statement of Financial Accounting Standards No. 131 Disclosures about Segments of an Enterprise and Related Information ("SFAS No. 131") was effective for years after December 31, 1997, and has been adopted by the Company for all periods presented in these combined financial statements. SFAS No. 131 establishes revised guidelines for public companies in determining operating segments based on those used for internal reporting to management. Based on these guidelines, Hollywood Park reports information under a single gaming segment.

Long-lived Assets

The Company periodically reviews the propriety of the carrying amount of long-lived assets and the related intangible assets as well as the related amortization period to determine whether current events or circumstances warrant adjustments to the carrying value and/or the estimates of useful lives. This evaluation consists of the Company's projection of the undiscounted operating income before depreciation, amortization and interest over the remaining lives of the excess costs, in accordance with FASB Statement No. 121 Accounting for the Impairment of Long-Lived Assets to Be Disposed Of. Based on its review, the Company believes that as of December 31, 1998, there were no significant impairments of its long-lived assets or related intangible assets.

Start-Up Costs

The Company's policy has been to expense start-up costs as incurred. In April 1998, Statement of Position 98-5 Reporting on the Costs of Start-Up Activities was issued and was effective for years after December 31, 1998. Statement of Position 98-5 required that start-up activities and organizational costs be expensed as incurred. The adoption of Statement of Position 98-5 did not have an impact on the financial statements of the Company.

                      HOLLYWOOD PARK RACE TRACK AND CASINO

2.  Summary of Significant Accounting Policies (cont'd)

Accounting Pronouncements (cont'd)

Derivative Instruments and Hedging Activities

In September 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133 Accounting for Derivative Instruments and Hedging Activities ("SFAS No.133"). The Company has not made such investments in the past and does not expect to make such investments in the foreseeable future, and thus SFAS No. 133 has no impact on the financial reporting of the Company. SFAS No. 133 established accounting and reporting standards with respect to recording derivative instruments on the balance sheet measured at its fair value. SFAS No. 133, also sets reporting requirements for changes in the fair value of a derivative, and for qualifying hedges. SFAS No. 133 will be effective for accounting years beginning after June 15, 1999.

Comprehensive Income

In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard's No. 130, Reporting Comprehensive Income ("SFAS No. 130"), which became effective for years beginning after December 31, 1997. The Company adopted SFAS No. 130 in 1998. SFAS No. 130 requires the classification of other comprehensive income by its nature in a financial statement, and to disclose the accumulated balance of other comprehensive income separately in the shareholders' equity section of the balance sheet.

Interim Period Financial Statements

The combined interim financial statements have been prepared by the Company and is unaudited, however, in the opinion of the Company, the interim data includes all adjustments, consisting of only normal recurring adjustments necessary for a fair statement of the results of cash flows for the interim period. The interim results of operations are not indicative of the results for the full year, due to the seasonality of the horse racing business.

3.  Allowance for Bad Debts

         Balance as of December 31, 1996               $1,088,510
           Charges to expense                              76,000
           Write offs                                     607,174
                                                       ----------
         Balance as of December 31, 1997                  557,336
           Charges to expense                             481,000
           Write offs                                     121,420
                                                       ----------
         Balance as of December 31, 1998                 $916,916
                                                         ========

                      HOLLYWOOD PARK RACE TRACK AND CASINO

4.  Property, Plant and Equipment

Property, plant and equipment held at December 31, 1998, and 1997 consisted of the following:

                                                            December 31,
                                                         1998            1997
         Land and land improvements                   $12,251,511    $12,059,906
         Buildings                                    119,470,712    117,472,053
         Equipment                                     21,874,841     18,728,723
         Construction in progress                         449,244        509,845
                                                      -----------    -----------
                                                      154,046,308    148,770,527
         Less accumulated depreciation                 78,420,224     70,550,167
                                                      -----------    -----------
                                                      $75,626,084    $78,220,360
                                                      ===========    ===========

5.  Unsecured Notes Payable

Notes payable as of December 31, 1998, and 1997 consisted of the following:

                                                             December 31,
                                                           1998           1997

        Unsecured note payable-Gold Cup                  $264,988       $291,941
        Less current maturities                            37,309         36,018
                                                         --------       --------
                                                         $227,679       $255,923
                                                         ========       ========

The Company's Gold Cup note payable resulted from the $1,000,000 Gold Cup Contest on July 20, 1986. The prize money is payable to the winner in 20 annual installments of $50,000, beginning August 1, 1986. The remaining liability at December 31, 1998 is net of unamortized discount at 8.5%.

6.  Income Taxes

During the periods presented, the Company was included in the consolidated tax returns of Hollywood Park, Inc. The Company has provided for income taxes as if it were a stand-alone taxpayer, in accordance with SFAS No. 109. The Company was part of the Hollywood Park tax group and therefore did not directly pay any current taxes on a stand-alone basis.

                      HOLLYWOOD PARK RACE TRACK AND CASINO

6.  Income Taxes (cont'd)

The composition of the Company's income tax expense for the years ended December 31, 1998, 1997 and 1996 is as follows:

                                            Current      Deferred       Total

         YEAR ENDED DECEMBER 31, 1998:
           U.S. Federal                 $3,879,000      $(141,000)   $3,738,000
           State                         1,093,913        (40,449)    1,053,464
                                        ----------    ------------   ----------
                                        $4,972,913      $(181,449)   $4,791,464
                                        ==========      ==========   ==========




         YEAR ENDED DECEMBER 31, 1997:
           U.S. Federal                 $4,232,000       $530,000    $4,762,000
           State                         1,192,476        149,162     1,341,638
                                        ----------       ---------   ----------
                                        $5,424,476       $679,162    $6,103,638
                                        ==========       =========   ==========

         YEAR ENDED DECEMBER 31, 1996:
           U.S. Federal                 $4,551,000       $240,000    $4,791,000
           State                         1,283,935         67,545     1,351,480
                                        ----------       --------    ----------
                                        $5,834,935       $307,545    $6,142,480
                                        ==========       ========    ==========




The following table reconciles the Company's income tax expense (based on its effective tax rate) to the federal statutory tax rate of 35%:

                                           1998           1997          1996
                                           ----           ----          ----

        Income before income tax expense,
          at the statutory rate         $3,839,152     $4,911,029    $4,984,401
        State taxes                        593,477        806,251       818,296
        Goodwill amortization              220,434        220,434       220,434
        Political and lobbying costs       120,000        139,000        92,000
        Other non-deductible expenses       18,401         26,924        27,349
                                         ---------     ----------    ----------
        Income tax expense              $4,791,464     $6,103,638    $6,142,480
                                        ==========     ==========    ==========

                      HOLLYWOOD PARK RACE TRACK AND CASINO

6.  Income Taxes (cont'd)

For the years ended December 31, 1998, and 1997, the tax effects of temporary differences that gave rise to significant portions of the deferred tax assets and deferred tax liabilities are presented below.

                                                          1998          1997
                                                          ----          ----

           CURRENT DEFERRED TAX ASSETS:
             Workers' compensation insurance reserve     $960,177      $887,056
             General liability insurance reserve          479,502       511,593
             Legal accrual                                 86,000       113,000
             Vacation and sick pay accrual                291,149       250,117
             Bad debt allowance                           373,644       227,114
             Other                                         36,555        76,656
                                                         --------     ---------
            Current deferred tax assets                 2,227,027     2,065,536


           CURRENT DEFERRED TAX LIABILITIES:
             Business insurance and other                 134,000       134,000
                                                        ---------    ----------
           Net current deferred tax assets             $2,093,027    $1,931,536
                                                       ==========    ==========




           NON-CURRENT DEFERRED TAX LIABILITIES:
             Depreciation                               7,027,464     7,047,422
                                                       ----------    ----------


           Net non-current deferred tax liabilities    $7,027,464    $7,047,422
                                                       ==========    ==========




7.  Parent's Equity

The Parent owns 100% of the outstanding common stock of the HPOC. Divisional equity of the Hollywood Park Casino is included in accumulated earnings in the accompanying balance sheets.

8.  Retirement Plans

The employees of the Company were included in the 401(k) Investment Plan of Hollywood Park (the "401(k) Plan") which is subject to the provisions of the Employee Retirement Income Security Act of 1994. The 401(k) Plan is open to all employees of the Company (except those covered by collective bargaining agreements) who have completed one year of service. Employees can contribute up to 15% of pretax income (subject to legal limitation of $10,000 for 1998). The Company offers a discretionary matching, and for the years ended December 31, 1998 and 1997 contributed $459,325 and $389,804, respectively. The Company did not provide a matching contribution in 1996.

The Company's employees were also included in Hollywood Park's Pension Plan, prior to its termination on January 31, 1997. The funds accumulated under the Pension Plan were distributed to the Pension Plan participants. The Company also contributed to several collectively-bargained multi-employer pension and retirement plans which are administered by unions, and to a pension plan covering non-union employees which is administered by an association of race track owners. Amounts charged to pension cost and contributed to these plans for the years ended December 31, 1998, 1997 and 1996 totaled $1,689,757, $1,842,127, and $1,872,674, respectively. Contributions to the collectively-bargained plans were determined in accordance with the provisions of negotiated labor contracts and generally are based on the

                      HOLLYWOOD PARK RACE TRACK AND CASINO

8.  Retirement Plans (cont'd)

number of employee hours or days worked. Contributions to the non-union plans are based on the covered employees' compensation. Information from the plans administrators was not available to permit the Company to determine its share of unfunded vested benefits or prior service liability. It is the opinion of management that no material liability exists.


9.  Related Party Transactions

The Company is guarantor on both the Hollywood Park, Inc. $125,000,000 aggregate principal amount of 9.5% Notes issued on August 6, 1997 and the Hollywood Park, Inc. $350,000,000 aggregate principal amount of 9.25% Notes issued on February 18, 1999.

The Parent pays for various expenses, including legal and insurance premiums on the Company's behalf. This activity is included in operating and selling, general and administrative expenses and the net intercompany receivable (payable) in the accompanying combined financial statements.

10.  Commitments and Contingencies

Lease Obligations

The Company leases certain equipment primarily for use in racing operations (pari-mutuel wagering equipment) and general office equipment. Minimum lease payments required under operating leases that have initial terms in excess of one year as of December 31, 1998 are approximately $678,000 in 1999 and annually thereafter. Total rent expense for these long term lease obligations for the years ended December 31, 1998, 1997 and 1996 was $769,194, $834,150 and
$817,564, respectively.

Litigation

The Company is a defendant in various litigation in the normal course of business. Although the outcome of litigation cannot be predicted with certainty, in the opinion of management, based on the facts known at this time, the resolution of such litigation is not anticipated to have a material adverse effect on the financial position or results of operations of the Company.

                      HOLLYWOOD PARK RACE TRACK AND CASINO

                             Combined Balance Sheets



                                                                      As of
                                                                    June 30,
                                                                      1999
                                                                ----------------
                                                                    (Unaudited)
Assets
Current Assets:
  Cash and cash equivalents                                        $  8,335,320
  Restricted cash                                                    12,301,629
  Other receivables, net allowance for bad debts                      7,536,111
  Intercompany receivable                                            20,216,612
  Prepaid expenses and other assets                                   2,511,611
                                                                   ------------

    Total current assets                                             50,901,283

Property, plant and equipment, net                                   72,964,081
Goodwill, net                                                        19,016,755
Long term gaming assets                                               1,008,334
Other assets                                                             17,400
                                                                   ------------

                                                                   $143,907,853


See accompanying notes to combined financial statements.

                      HOLLYWOOD PARK RACE TRACK AND CASINO

                             Combined Balance Sheets

                                                                       As of
                                                                     June 30,
                                                                       1999
                                                                   ------------
                                                                    (Unaudited)
Liabilities and Parent's Equity
Current Liabilities:
  Accounts payable                                                 $  6,110,356
  Accrued liabilities                                                 8,243,382
  Accrued workers' compensation                                       2,576,644
  Accrued slip and fall claims                                        1,182,941
  Gaming liabilities                                                  2,624,143
  Amounts due to horsemen for purses, stakes and awards              14,162,570
  Outstanding pari-mutuel tickets                                     2,214,020
  Current portion of notes payable                                       48,187
  Income taxes payable                                               21,220,001
                                                                   ------------
 Total current liabilities                                           58,382,244

Notes payable                                                           177,679
Deferred tax liabilities, net                                         4,843,713
                                                                   ------------
Total liabilities                                                    63,403,636

Parent's Equity:
  Common stock - $.10 par value, authorized 100 shares;
    100 issued and outstanding in 1998                                       10
  Capital in excess of par                                                  990
  Accumulated earnings                                               80,503,217
                                                                    ------------

    Total Parent's equity                                            80,504,217
                                                                   ------------
                                                                   $143,907,853
                                                                   ============

See accompanying notes to combined financial statements.

                      HOLLYWOOD PARK RACE TRACK AND CASINO

                         Combined Statements of Earnings



                                                               For the
                                                          six months ended
                                                              June 30,
                                                      --------------------------
                                                         1999           1998
                                                      ------------    ----------
                                                             (Unaudited)
REVENUES:
  Pari-mutuel commissions                             $22,644,404    $21,312,518
  Gaming - Casino                                      24,253,671     23,116,915
  Admissions, programs, and other
  racing income                                         8,830,425      8,085,314
  Concession sales                                      5,740,125      5,743,306
  Other income                                          1,757,698      1,715,264
                                                      -----------    -----------
                                                       63,226,323     59,973,317
                                                      -----------    -----------
EXPENSES:
  Operating expenses                                   44,022,701     44,200,777
  Depreciation and amortization                         4,286,367      4,207,807
                                                      -----------    -----------
Operating expenses                                     48,309,068     48,408,584

    Selling, general and administrative                 3,316,964      3,080,221
                                                      -----------    -----------

    Total expenses                                     51,626,032     51,488,805
                                                      -----------    -----------

Income before income taxes                             11,600,291      8,484,512

  Income tax expense                                    4,896,953      3,627,397
                                                      -----------    -----------

Net income                                            $ 6,703,338    $ 4,857,115
                                                      ===========    ===========



See accompanying notes to combined financial statements.

                      HOLLYWOOD PARK RACE TRACK AND CASINO

                        Combined Statements of Cash Flows

                                                               For the
                                                           six months ended
                                                               June 30,
                                                      --------------------------
                                                         1999           1998
                                                      --------------------------
                                                              (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                            $ 6,703,338    $4,857,115
Adjustments to reconcile net income to net
    cash provided by operating activities:
  Taxes and licenses                                      252,083       252,084
  Depreciation and Amortization                         4,286,367     4,207,807
Changes in assets and liabilities:
  Increase in restricted cash                         (12,014,111)   (5,771,211)
  Increase in other receivables, net                     (144,528)   (2,303,590)
  Decrease (increase) in prepaid expenses and
    other assets                                           46,769      (660,380)
  Increase in accounts payable                            406,123     3,339,556
  Increase (decrease) in accrued liabilities            2,134,608      (108,859)
  Increase (decrease) in accrued workers' compensation    220,378       (88,003)
  Increase (decrease) in slip and fall claims               6,248       (47,836)
  Increase (decrease) in accrued gaming liabilities       179,772       (16,929)
  Increase in amounts due to horsemen for purses,
    stakes and awards                                  14,162,570    12,504,063
  Increase (decrease) in outstanding pari-mutuel
    tickets                                               363,732    (1,057,252)
  Increase in income taxes payable                      4,987,677     3,718,122
  Decrease in deferred tax liabilities, net               (90,724)      (90,724)
                                                      ------------   -----------
    Net cash provided by operating activities          21,500,302    18,733,963
                                                      -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions to property, plant and equipment           (1,354,892)   (1,264,873)
  Decrease (increase) in other assets                       1,001       (59,003)
                                                      ------------   -----------
    Net cash used in investing activities              (1,353,891)   (1,323,876)
                                                      ------------   -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Increase in intercompany receivable, net            (14,013,920)   (4,544,753)
  Payment of unsecured notes payable, net                 (39,122)      (38,018)
                                                      ------------   -----------
    Net cash used for financing activities            (14,053,042)   (4,582,771)
                                                      ------------   -----------

  Increase in cash and cash equivalents                 6,093,369    12,827,316

  Cash and cash equivalents at the beginning of
    the period                                          2,241,951     3,788,016
                                                      ------------   -----------
  Cash and cash equivalents at the end of the
    period                                            $ 8,335,320    $16,615,332
                                                      ===========    ===========


See accompanying notes to combined financial statements.

                      HOLLYWOOD PARK RACE TRACK AND CASINO

                  Combined Statements of Cash Flows (Continued)

                                                               For the
                                                           six months ended
                                                               June 30,
                                                      --------------------------
                                                         1999           1998
                                                      -----------    -----------
                                                              (Unaudited)
SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING TRANSCATIONS:

  Contribution of capital                             $     -        $ 1,970,917
                                                      ===========    ===========



See accompanying notes to combined financial statements.

                      HOLLYWOOD PARK RACE TRACK AND CASINO

               Notes to Combined Financial Statements (Unaudited)


NOTE 1 - BASIS OF PRESENTATION

These combined financial statements principally include the accounts of the Hollywood Park Operating Company (the "HPOC"), a Delaware corporation, and its two wholly owned subsidiaries, Hollywood Park Food Services, Inc. and Hollywood Park Fall Operating Company, and the Hollywood Park Casino which is a division of Hollywood Park, Inc. (collectively referred to as the "Hollywood Park Race Track and Casino" or the "Company"). These combined financial statements have been prepared from the historical accounting records of Hollywood Park, Inc. and present operations of the businesses that were acquired by Churchill Downs Incorporated ("Churchill Downs") as if the Company had been a separate entity for all periods presented.

Long-term debt historically recorded on HPOC's books, consisting of $125 million in 9.5% Notes which were co-issued in August 1997 by Hollywood Park, Inc. and HPOC, and related interest expense, have been excluded from the combined financial statements because the proceeds of the notes were used to fund other businesses of Hollywood Park, Inc. All significant intercompany accounts and transactions have been eliminated in the preparation of these combined financial statements. The financial information included herein may not necessarily reflect the combined results of operations, financial position, and cash flows of the Company in the future or what they would have been had it been a separate, stand-alone entity during the periods presented.

The combined interim financial statements have been prepared by the Company and are unaudited. In the opinion of management, the interim data includes all adjustments, consisting of only normal recurring adjustments, necessary for a fair statement of the financial position and results of operations and cash flows of the Company for the interim period. The interim results of operations are not indicative of the results for the full year due to the seasonality of the horse racing business. These combined interim financial statements are based on, and should be read in conjunction with, the historical combined financial statements and the related notes thereto of the Hollywood Park Race Track and Casino included in this Form 8-K/A.

NOTE 2 - SUBSEQUENT EVENT

On September 10, 1999, Churchill Downs acquired from Hollywood Park, Inc. the Hollywood Park Race Track and the Casino in Inglewood, California, including approximately 240 acres of land upon which the racetrack and casino are located. The purchase price was approximately $142.5 million including acquisition costs of approximately $2.5 million. The Company will lease the Hollywood Park Casino to Hollywood Park, Inc. under a ten-year lease with one ten-year renewal option. The lease provides for annual rent of $3.0 million, subject to adjustment during the renewal period.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

B.      PRO FORMA FINANCIAL INFORMATION

                          CHURCHILL DOWNS INCORPORATED
         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


The following unaudited pro forma condensed balance sheet was derived from our unaudited consolidated balance sheet and the unaudited balance sheet of Hollywood Park Race Track and Casino ("Hollywood Park") as of June 30, 1999. The unaudited pro forma condensed statements of earnings for the six-month periods ended June 30, 1999 and 1998 were derived from our unaudited consolidated statements of earnings, the unaudited statements of earnings of Hollywood Park for the six-month periods ended June 30, 1999 and 1998, the unaudited statements of earnings for Calder Race Course, Inc. ("Calder") and Tropical Park, Inc ("Tropical") (which together comprise Calder Race Course) for the period from January 1, 1999 through April 23, 1999 and for the six-month period ended June 30, 1998 and the unaudited statement of earnings of Racing Corporation of America (Ellis Park) for the period from January 1, 1998 through April 21, 1998. The unaudited pro forma condensed statement of earnings for the year ended December 31, 1998 was derived from our audited consolidated statement of earnings for the year ended December 31, 1998, the audited statements of earnings of Hollywood Park, Calder and Tropical for the year ended December 31, 1998 and the unaudited statement of earnings of Ellis Park for the period from January 1, 1998 through April 21, 1998. The unaudited pro forma financial statements reflect the pro forma effects of the acquisitions of Hollywood Park, Calder, Tropical, and Ellis Park, as well as our new credit agreement. These unaudited pro forma financial statements give effect to the acquisitions and the new credit agreement as if they had occurred on January 1, 1998 for the statements of earnings and June 30, 1999 for the balance sheet. The statements do not purport to represent what our results of operations or financial position actually would have been if the acquisitions and the new credit agreement had occurred on or as of such dates and are not necessarily indicative of future operating results or financial position. The unaudited pro forma condensed consolidated financial statements are based upon, and should be read in conjunction with, the historical consolidated financial statements of Churchill Downs Incorporated, including notes thereto, included in its report on Form 10-K for the year ended December 31, 1998 and its unaudited interim financial statements including notes thereto, included in its report on Form 10-Q for the quarterly period ended June 30, 1999, the financial statements including notes thereto of Calder Race Course and Ellis Park included in our Forms 8-K/A dated June 18, 1999 and December 21, 1998, respectively, and the audited annual financial statements and the unaudited interim financial statements of Hollywood Park, and the notes thereto included in this Form 8-K/A.

The acquisitions of Hollywood Park, Calder Race Course and Ellis Park have been accounted for using the purchase method of accounting. Under the purchase method of accounting, the purchase price is allocated to the fair value of the tangible and identifiable intangible assets acquired and liabilities assumed. The pro forma adjustments related to the Hollywood Park acquisition are based on preliminary assumptions of the allocation of the purchase price and are subject to revision once appraisals, evaluations and other studies of the fair value of assets acquired and liabilities assumed are completed. Actual purchase accounting adjustments related to Hollywood Park may differ from the pro forma adjustments presented herein.

             Unaudited Pro Form Condensed Consolidated Balance Sheet
                                  June 30, 1999
                                 (in thousands)

                                    Pro Forma
                                    Churchill     Hollywood       Adjustments       Pro Forma
                                      Downs         Park             and            Churchill
                                    Historical    Historical     Eliminations(1)      Downs
                                    ----------    ----------     ---------------    ---------
Assets
Current Assets:
   Cash and cash equivalents        $   21,927    $    8,335      $   (8,335)(2)    $ 21,927
   Accounts receivable                  14,653        27,753         (27,753)(2)      14,653
   Other current assets                  1,670        14,813         (14,504)(2)       1,979
                                    ----------    ----------      -----------       ---------
          Total current assets          38,250        50,901         (50,592)         38,559

   Other assets                          8,947         1,026          (1,026)(2)       8,947
   Plant and equipment, net            133,461        72,964          (4,569)(2)
                                                                      73,846 (3)     275,702
   Intangibles, net of amortization     62,269        19,017         (19,017)(2)      62,269
                                    ----------    ----------      -----------       ---------

          Total assets              $  242,927    $  143,908       $  (1,358)       $385,477
                                    ==========    ==========      ===========       =========

Liabilities and Shareholders' Equity
Current Liabilities:
   Accounts payable                 $   14,718    $    6,110      $   (6,110)(2)    $ 14,718
   Accrued liabilities                  16,938        31,004         (31,004)(2)      16,938
   Income taxes payable                  7,679        21,220         (21,220)(2)       7,679
   Deferred revenue                      3,362          -               -              3,362
   Long-term debt, current portion         479            49             (49)(2)         479
                                    ----------    ----------      -----------       ---------
          Total current liabilities     43,176        58,383         (58,383)         43,176
Long-term Liabilities:
   Long-term debt, due after one
    year                               103,271           178         142,372 (4)     245,821
   Other liabilities                     4,554          -                -             4,554
   Deferred income taxes                15,982         4,843          (4,843)(2)      15,982
                                    ----------    ----------      -----------       ---------
          Total liabilities            166,983        63,404          79,146         309,533

Shareholders' equity
   Common stock                          8,927          -                -             8,927
   Retained earnings                    67,255        80,503         (80,503)(2)      67,255
   Additional paid-in-capital             -                1              (1)(2)        -
   Deferred compensation costs           (173)          -                -              (173)
   Notes receivable for common
     stock                                (65)          -                -               (65)
                                    ----------    ----------      -----------       ---------
       Total shareholders' equity       75,944        80,504         (80,504)         75,944
                                    ----------    ----------      -----------       ---------
       Total liabilities and
         shareholders' equity       $  242,927    $  143,908      $   (1,358)       $385,477
                                    ==========    ==========      ===========       =========


  (1) Adjustments give pro forma effect to the Hollywood Park acquisition as if the transaction had occurred on June 30, 1999.
  (2) To eliminate assets and liabilities of Hollywood Park that were not acquired or assumed by Churchill Downs in the transaction.
  (3) To record the revaluation of acquired property, plant and equipment to its estimated fair value.
  (4) To record borrowings on Churchill Downs' line of credit necessary to finance the purchase price of $140.0 million plus estimated acquisition costs of $2.5 million and to eliminate historical long-term debt of $178,000 not assumed by Churchill Downs.

             Unaudited Pro Forma Consolidated Statement of Earnings
                  For the Six-Month Period ended June 30, 1999
                      (in thousands, except per share data)


                                                      Calder Race Course                         Hollywood Park
                                       -------------------------------------------------   --------------------------
                                                             Pro Form                                     Pro Forma
                          Churchill                         Adjustments       Pro Forma                  Adjustments       Pro Forma
                            Downs         Historical(1)         And          with Calder                      and          Churchill
                          Historical   Calder    Tropical   Eliminations(1)  Race Course   Historical(2) Eliminations(2)    Downs
                          ----------   -------   --------   ------------     -----------   ----------    ------------      ---------

Net revenues              $ 101,803    $2,394    $ 1,181          -          $  105,378    $   63,226        (29,014)(8)
                                                                                                              19,620 (9)
                                                                                                               1,580 (10)
                          ----------   -------   --------   ------------     -----------   ----------    ------------      ---------
                            101,803     2,394      1,181          -             105,378        63,226         (7,814)       160,790
                          ----------   -------   --------   ------------     -----------   ----------    ------------      ---------
Operating expenses           74,820     2,911      1,068           (115)(3)                    48,309        (22,426)(8)
                                                                     65 (4)                                   19,620 (9)
                                                                    377 (5)      79,126                         (505)(11)
                                                                                                              (1,248)(12)
                          ----------   -------   --------   ------------     -----------   ----------    ------------      ---------
                             74,820     2,911      1,068            327          79,126        48,309         (4,559)       122,876
                          ----------   -------   --------   ------------     -----------   ----------    ------------      ---------
   Gross profit (loss)       26,983      (517)       113           (327)         26,252        14,917         (3,255)        37,914

Selling, general and
  administrative expenses     6,890       685        212           -              7,787         3,317         (1,701)(8)      9,403
                          ----------   -------   --------   ------------     -----------   ----------    ------------      ---------
   Operating income (loss)   20,093    (1,202)       (99)          (327)         18,465        11,600         (1,554)        28,511

Other income(expense):
   Interest income              363        33         79           -                475          -              -               475
   Interest expense          (2,209)     (446)      (325)        (1,504)(6)      (4,484)         -            (5,290)(13)    (9,774)
   Rental income               -          191         13           (115)(3)          89          -              -                89
   Miscellaneous income         125       -          -             -                125          -              -               125
                          ----------   -------   --------   ------------     -----------   ----------    ------------      ---------
                             (1,721)     (222)      (233)        (1,619)         (3,795)         -            (5,290)        (9,085)

Earnings (loss) before income
   tax provision (benefit)   18,372    (1,424)      (332)        (1,946)         14,670        11,600         (6,844)         19,426

Federal and state income
   tax provision (benefit)    7,716       -          -           (1,555)(7)       6,161         4,897         (2,874)(14)     8,184
                          ----------   -------   --------   ------------     -----------   ----------    ------------      ---------

Net earnings (loss)       $  10,656   $(1,424)   $  (332)   $      (391)     $    8,509    $    6,703    $    (3,970)      $ 11,242
                          ==========  ========   ========   ============     ===========   ==========    ============      =========

Earnings per common share:
       Basic              $     1.42                                                                                       $   1.49
                          ==========                                                                                       =========
       Diluted            $     1.39                                                                                       $   1.47
                          ==========                                                                                       ========
Weighted average shares
   outstanding
       Basic                   7,525                                                                                          7,525
       Diluted                 7,671                                                                                          7,671


    (1) The Calder Race Course acquisition occurred on April 23, 1999, and the results of operations of Calder Race Course have been included in the historical statement of earnings of Churchill Downs since that date. The pro forma Calder Race Course adjustments give effect to the Calder Race Course acquisition and Churchill Downs' new credit agreement if these transactions had occurred on January 1, 1998. Historical Calder Race Course statement of earnings information is based on the unaudited financial statement for the period from January 1, 1999 to April 23, 1999.
    (2) Adjustments necessary to give pro forma effect to the Hollywood Park acquisition as if the transaction had occurred on January 1, 1998. Historical statement of earnings information is based on the unaudited financial statements for the six month period ended June 30, 1999.
    (3) To eliminate intercompany rental income and expense between Calder and Tropical.
    (4) To record the estimated increase in depreciation expense as a result of the revaluation of the acquired Calder and Tropical property, plant and equipment to its fair value and estimated useful lives.
    (5) To record estimated amortization over 40 years of the excess of the Calder Race Course purchase price over the fair value of net assets acquired of $48.7 million.
    (6) To record the estimated incremental interest expense using an average 7.45% interest rate on borrowings of $92.0 million necessary to finance the Calder Race Course acquisition and fund deferred financing costs, including amortization expense of $250,000 related to deferred financing costs of $2.5 million over 5 years.
    (7) To adjust historical Calder Race Course tax benefit and to record the income tax effect of the estimated increase in depreciation and incremental interest expense resulting from the Calder Race Course acquisition to our estimated federal and state income tax rate of 42%.
    (8) To eliminate the historical results of operations of Hollywood Park Casino, which will not be operated by Churchill Downs under the terms of the transaction.
    (9) To reclassify purse expense of Hollywood Park to conform to Churchill Downs' historical presentation of this item.
   (10) To record $1.5 million in rental income and $80,000 in admissions revenue related to the lease by Churchill Downs of the Hollywood Park Casino to Hollywood Park, Inc. under the terms of the transaction.
   (11) To eliminate historical depreciation expense on Hollywood Park assets not acquired by Churchill Downs in the transaction.
   (12) To record the estimated decrease in depreciation expense as a result of the revaluation of the acquired Hollywood Park property, plant and equipment to its fair value and estimated useful lives.
   (13) To record the estimated incremental interest expense using an average of 7.45% interest rate on borrowings of $142.5 million necessary to finance the Hollywood Park acquisition.
   (14) To record the income tax effect of the pro forma adjustments related to the acquisition of Hollywood Park to our estimated federal and state income tax rate of 42%.


             Unaudited Pro Forma Consolidated Statement of Earnings
                  For the Six-Month Period ended June 30, 1998
                      (in thousands, except per share data)

                                                      Ellis Park                                     Calder Race Course
                                       ------------------------------------------   ------------------------------------------------
                                                                                                                          Pro Forma
                                                                                                         Pro Forma          with
                          Churchill                                     Pro Forma     Historical(2)     Adjustments      Ellis Park
                            Downs                     Pro Forma           with      -----------------       and          and Calder
                          Historical   Historical(1)  Adjustments(1)   Ellis Park   Calder   Tropical   Eliminations(2)  Race Course
                          ----------   ----------     -----------      ----------   ------   -------    ------------     -----------
Net revenues              $  82,760    $   1,972             -         $ 84,732    $11,367   $  1,218   $     -          $   97,317


                          ----------   ----------     -----------      ----------   ------   --------   ------------     -----------
                             82,760        1,972              -          84,732     11,367      1,218         -              97,317
                          ----------   ----------     -----------      ----------   ------   --------   ------------     -----------

Operating expenses           58,337        2,553             221 (3)                11,875      1,077          (107)(7)
                                                              28 (4)     61,139                                 132 (8)
                                                                                                                610 (9)      74,726

                          ----------   ----------     -----------      ----------   ------   --------   ------------     -----------
                             58,337        2,553             249         61,139     11,875      1,077           635          74,726
                          ----------   ----------     -----------      ----------   ------   --------   ------------     -----------
   Gross profit (loss)       24,423         (581)           (249)        23,593       (508)       141          (635)         22,591

Selling, general and
   administrative expenses    4,973          269             -            5,242      1,057        286          -              6,585
                          ----------   ----------     -----------      ---------    ------   --------   ------------     -----------
   Operating income (loss)   19,450         (850)           (249)        18,351     (1,565)      (145)         (635)         16,006

Other income(expense):
   Interest income              362                                         362         38        125          -                525
   Interest expense            (405)          (9)           (384)(5)       (798)      (969)      (698)       (2,011)(10)     (4,476)
   Rental income               -             -               -              -          207         30          (107)(7)         130
   Miscellaneous income         166          -               -              166        -          -            -                166
                          ----------   ----------     -----------      ----------   ------   --------   ------------     -----------
                                123           (9)           (384)          (270)      (724)      (543)       (2,118)         (3,655)

Earnings (loss)before income
   tax provision (benefit)   19,573         (859)           (633)        18,081     (2,289)      (688)       (2,753)         12,351

Federal and state income
   tax provision (benefit)    7,620         -               (207)(6)      7,413       -          -           (2,349)(11)      5,064
                          ----------   ----------     -----------      ----------   ------   --------   ------------     -----------

Net earnings (loss)       $  11,953    $    (859)     $     (426)      $ 10,668    $(2,289)  $   (688)  $      (404)     $    7,287
                          ==========   ==========     ===========      ==========   ======   =========  ============     ===========

Earnings per common share:
       Basic              $    1.62
                          ==========
       Diluted            $    1.61
                          ==========

Weighted average shares
   outstanding
       Basic                  7,395                          200
       Diluted                7,438                          200




             Unaudited Pro Forma Consolidated Statement of Earnings
                  For the Six-Month Period ended June 30, 1998
                      (in thousands, except per share data)

                                              Hollywood Park
                                       ------------------------------
                                                       Pro Forma
                                                      Adjustments      Pro Forma
                                                          and          Churchill
                                       Historical(2)  Eliminations       Downs
                                       ----------     ------------     ----------

Net revenues                           $   59,974     $  (26,995)(12)
                                                          18,368 (13)
                                                           1,594 (14)
                                       ----------     -----------      ----------
                                           59,974         (7,033)      $  150,258
                                       ----------     -----------      ----------

Operating expenses                         48,409        (22,087)(12)
                                                          18,368 (13)
                                                            (521)(16)
                                                          (1,151)(16)
                                       ----------     -----------      ----------
                                           48,409         (5,391)         117,744
                                       ----------     -----------      ----------
   Gross profit (loss)                     11,565         (1,642)          32,514

Selling, general and
   administrative expenses                  3,080         (1,389)(12)       8,276
                                       ----------     -----------      ----------
   Operating income (loss)                  8,485           (253)          24,238

Other income(expense):
   Interest income                           -              -                 525
   Interest expense                          -            (5,290)(17)      (9,766)
   Rental income                             -              -                 130
   Miscellaneous income                      -              -                 166
                                       ----------     -----------      ----------
                                             -            (5,290)          (8,945)

Earnings (loss)before income
   tax provision (benefit)                  8,485         (5,543)          15,293

Federal and state income
   tax provision (benefit)                  3,627         (2,422)(18)       6,269
                                       ----------     -----------      ----------
Net earnings (loss)                    $    4,858     $   (3,121)      $    9,024


Earnings per common share:
       Basic                                                           $     1.19
                                                                       ==========
       Diluted                                                         $     1.18
                                                                       ==========

Weighted average shares
   outstanding
       Basic                                                                7,595
       Diluted                                                              7,638

                                       25

   (1) The Ellis Park acquisition occurred on April 21, 1998, and the results of operations of Ellis Park have been included in the historical statement of earnings of Churchill Downs since that date. The pro forma Ellis Park adjustments give effect to the Ellis Park acquisition and Churchill Downs' new credit agreement as if these transactions had occurred on January 1, 1998. Historical Ellis Park statement of earnings information is based on the unaudited financial statements for the period from January 1, 1998 to April 21, 1998.
   (2) Adjustments necessary to give pro forma effect to the Calder Race Course and Hollywood Park acquisitions and Churchill Downs' new credit agreement as if these transactions had occurred on January 1, 1998. Historical Calder Race Course and Hollywood Park statement of earnings information is based on the unaudited financial statements of these entities for the six month period ended June 30, 1998.
   (3) To record additional depreciation expense from January 1, 1998 through April 21, 1998 as a result of the revaluation of the Ellis Park property, plant and equipment to its fair value and estimated useful lives.
   (4) To record estimated amortization over 40 years from January 1, 1998 through April 21, 1998 of the excess of the Ellis Park purchase price over the fair value of net assets acquired of $6.4 million.
   (5) To record the estimated incremental interest expense using an average of 7.45% interest rate on borrowings of $16.2 million necessary to finance the Ellis Park acquisition.
   (6) To adjust historical Ellis Park tax benefit and to record the income tax effect of the estimated increase in depreciation and incremental interest expense resulting from the Ellis Park acquisition to our estimated federal and state income tax rate of 41%.
   (7) To eliminate intercompany rental income and expense between Calder and Tropical.
   (8) To record the estimated increase in depreciation expense as a result of the revaluation of the acquired Calder and Tropical property, plant and equipment to its fair value and estimated useful lives.
   (9) To record estimated amortization over 40 years of the excess of the Calder Race Course purchase price over the fair value of net assets acquired of $48.7 million.
  (10) To record the estimated incremental interest expense using an average 7.45% interest rate on borrowings of $92.0 million necessary to finance the Calder Race Course acquistion and fund deferred financing costs, including amortization expense of $250,000 related to deferred financing costs of $2.5 million over 5 years.
  (11) To adjust historical Calder Race Course tax benefit and to record the income tax effect of the estimated increase in depreciation and incremental interest expense resulting from the Calder Race Course acquisition to our estimated federal and state income tax rate of 41%.
  (12) To eliminate the historical results of operations of Hollywood Park Casino, which will not be operated by Churchill Downs under the terms of the transaction.
  (13) To reclassify purse expense of Hollywood Park to conform to Churchill Downs' historical presentation of this item.
  (14) To record $1.5 million in rental income and $94,000 in admissions revenue related to the lease by Churchill Downs of the Hollywood Park Casino to Hollywood Park, Inc. under the terms of the transaction.
  (15) To eliminate historical depreciation expense on Hollywood Park assets not acquired by Churchill Downs in the transaction.
  (16) To record the estimated decrease in depreciation expense as a result of the revaluation of the acquired Hollywood Park property, plant and equipment to its fair value and estimated useful lives.
  (17) To record the estimated incremental interest expense using an average of 7.45% interest rate on borrowings of $142.5 million necessary to finance the Hollywood Park acquisition.
  (18) To record the income tax effect of the pro forma adjustments related to the acquisition of Hollywood Park to our estimated federal and state income tax rate of 41%.

             Unaudited Pro Forma Consolidated Statement of Earnings
                      For the Year ended December 31, 1998
                      (in thousands, except per share data)

                                                       Ellis Park                                   Calder Race Course
                                       -----------------------------------------    ------------------------------------------------
                                                                                                                         Pro Forma
                                                                                                         Pro Forma          with
                          Churchill                                    Pro Forma                        Adjustments      Ellis  Park
                            Downs                       Pro Forma         with         Historical(2)        and          and Calder
                          Historical   Historical(1)  Adjustments(1)   Ellis Park   Calder   Tropical   Eliminations(2)  Race Course
                          ----------   ----------     -----------      ----------   ------   --------   ------------     -----------
Net revenues              $ 147,300    $   1,972      $    -           $ 149,272   $49,974    $21,356   $      -         $  220,602



                          ----------   ----------     -----------      ----------   ------   --------   ------------     -----------
                            147,300        1,972           -             149,272    49,974     21,356          -            220,602

Operating expenses:
   Purses                    50,193          491                          50,684    23,347      9,655          -             83,686
   Other direct expenses     68,896        2,062             221(3)        -        16,858      6,535          (803)(7)
                                                              28(4)       71,207                                234 (8)
                                                                                                              1,219 (9)      95,250
                          ----------   ----------     -----------      ----------   ------   --------   ------------     -----------
                            119,089        2,553             249         121,891    40,205     16,190           650         178,936
                          ----------   ----------     -----------      ----------   ------   --------   ------------     -----------
Gross Profit (Loss)          28,211         (581)           (249)         27,381     9,769      5,166          (650)         41,666
Selling, general and
administrative expenses      11,068          269            -             11,337     2,424        930          -             14,691
                          ----------   ----------     -----------      ----------   ------   --------   ------------     -----------
   Operating income (loss)   17,143         (850)           (249)         16,044     7,345      4,236          (650)         26,975

Other income(expense):
   Interest income              680                                          680       165        174          -              1,019
   Interest expense            (896)          (9)           (427)(5)      (1,332)   (1,867)    (1,347)       (4,097)(10)     (8,643)
   Rental income               -             -               -              -        1,011         70          (803)(7)         278
   Miscellaneous income         342          -               -               342      -          -             -                342
                          ----------   ----------     -----------      ----------   ------   --------   ------------     -----------
                                126           (9)           (427)           (310)     (691)    (1,103)       (4,900)         (7,004)
Earnings (loss) before income
   tax provision (benefit)   17,269         (859)           (676)         15,734     6,654      3,133        (5,550)         19,971

Federal and state income
   tax provision (benefit)    6,751          -              (311)(6)       6,440     2,641      1,221        (2,114)(11)      8,188
                          ----------   ----------     -----------      ----------   ------   --------   ------------     -----------
Net earnings (loss)          10,518         (859)           (365)          9,294     4,013      1,912        (3,436)         11,783
Dividends on preferred
   stock                       -            -               -               -           38       -             -                 38
                          ----------   ----------     -----------      ----------   ------   --------   ------------     -----------
Net earnings (loss) attributable
   to common shareholders $  10,518    $    (859)     $     (365)      $   9,294    $3,975   $  1,912   $    (3,436)     $   11,745
                          ==========   ==========     ===========      ==========   ======   ========   ============     ===========

Earnings per common share:
       Basic              $    1.41
                          ==========
       Diluted            $    1.40
                          ==========

Weighted average
shares outstanding
       Basic                  7,460                           60
       Diluted                7,539                           60











            Unaudited Pro Forma Consolidated Statement of Earnings
                      For the Year ended December 31, 1998
                      (in thousands, except per share data)


                                                     Hollywood Park
                                       -----------------------------------------


                                                       Pro Forma
                                                      Adjustments
                                                           and         Churchill
                                       Historical(2)  Eliminations(2)    Downs
                                       ----------     -----------      ---------
Net revenues                           $  114,751     $  (54,442)(12)
                                                          33,887 (15)
                                                             (39)(15)
                                                           3,192 (13)
                                       ----------     -----------      ---------
                                          114,751        (17,402)        317,951

Operating expenses:
   Purses                                                 33,887 (15)    117,573
   Other direct expenses                   97,082        (45,530)(12)
                                                          (1,001)(14)
                                                          (2,078)(16)    143,723
                                       ----------     -----------      ---------
                                           97,082        (14,722)        261,296
                                       ----------     -----------      ---------
Gross Pofit (Loss)                         17,669         (2,680)         56,655
Selling, general and
administrative expenses                     6,677         (3,128)(12)     18,240
                                       ----------     -----------      ---------
   Operating income (loss)                 10,992            448          38,415

Other income(expense):
   Interest income                           -                39 (15)      1,058
   Interest expense                           (23)       (10,556)(17)    (19,222)
   Rental income                             -               -               278
   Miscellaneous income                      -               -               342
                                       ----------     -----------      --------
                                              (23)       (10,517)        (17,544)
Earnings (loss) before income
   tax provision (benefit)                 10,969        (10,069)         20,871

Federal and state income
   tax provision (benefit)                  4,791         (4,422)(18)      8,557
                                       ----------     -----------      ---------
Net earnings (loss)                         6,178         (5,647)         12,314
Dividends on preferred
   stock                                     -              -                 38
                                       ----------     -----------      ---------
Net earnings (loss) attributable
   to common shareholders              $    6,178     $   (5,647)      $  12,276
                                       ==========     ===========     ==========
Earnings per common share:
       Basic                                                                1.63
                                                                       =========
       Diluted                                                              1.62
                                                                       =========

Weighted average
shares outstanding
       Basic                                                               7,520
       Diluted                                                             7,599

  (1) The Ellis Park acquisition occurred on April 21, 1998, and the results of operations of Ellis Park have been included in the historical statement of earnings of Churchill Downs since that date. The pro forma Ellis Park adjustments give effect to the Ellis Park acquisition and Churchill Downs' new credit agreement as if these transactions had occurred on January 1, 1998. Historical Ellis Park statement of earnings information is based on the unaudited financial statements for the period from January 1, 1998 to April 21, 1998.
  (2) Adjustments necessary to give pro forma effect to the Calder Race Course and Hollywood Park acquisitions and Churchill Downs' new credit agreement as if these transactions had occurred on January 1, 1998. Historical Calder Race Course and Hollywood Park statement of earnings information is based on the financial statements of these entities for the year ended December 31, 1998.
  (3) To record additional depreciation expense from January 1, 1998 through April 21, 1998 as a result of the revaluation of the Ellis Park property, plant and equipment to its fair value and estimated useful lives.
  (4) To record estimated amortization over 40 years from January 1, 1998 through April 21, 1998 of the excess of the Ellis Park purchase price over the fair value of net assets acquired of $6.4 million.
  (5) To record the estimated incremental interest expense using an average of 7.45% interest rate on borrowings of $16.2 million necessary to finance the Ellis Park acquisition.
  (6) To adjust historical Ellis Park tax benefit and to record the income tax effect of the estimated increase in depreciation and incremental interest expense resulting from the Ellis Park acquisition to our estimated federal and state income tax rate of 41%.
  (7) To eliminate intercompany rental income and expense between Calder and Tropical.
  (8) To record the estimated increase in depreciation expense as a result of the revaluation of the acquired Calder and Tropical property, plant and equipment to its fair value and estimated lives.
  (9) To record estimated amortization over 40 years of the excess of the Calder Race Course purchase price over the fair value of net assets acquired of $48.7 million.
 (10) To record the estimated incremental interest expense using an average 7.45% interest rate on borrowings of $92.0 million necessary to finance the Calder Race Course acquisition and fund deferred financing costs, including amortization expense of $250,000 related to deferred financing costs of $2.5 million over 5 years.
 (11) To adjust historical Calder Race Course tax benefit and to record the income tax effect of the estimated increase in depreciation and incremental interest resulting from the Calder Race Course acquisition to our estimated federal and state income tax rate of 41%.
 (12) To eliminate the historical results of operations of Hollywood Park Casino, which will not be operated by Churchill Downs under the terms of the transaction.
 (13) To record $3.0 million in rental income and $192,000 in admissions revenue related to the lease by Churchill Downs of the Hollywood Park Casino to Hollywood Park, Inc. under the terms of the transactions.
 (14) To eliminate historical depreciation expense on Hollywood Park assets not acquired by Churchill Downs in the transaction.
 (15) To reclassify purse expense and interest income of Hollywood Park to conform to Churchill Downs' historical presentation of these items.
 (16) To record the estimated decrease in depreciation expense as a result of the revaluation of the acquired Hollywood Park, property, plant and equipment to its fair value and estimated useful lives.
 (17) To record the estimated incremental interest expense using an average of 7.45% interest rate on borrowings of $142.5 million necessary to finance the Hollywood Park acquisition.
 (18) To record the income tax effect of the pro forma adjustments related to the acquisition of Hollywood Park to our estimated federal and state income tax rate of 41%.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

     C.   EXHIBITS

          2.1  Asset Purchase  Agreement  dated as of May 5, 1999 by and between Churchill Downs  Incorporated and Hollywood Park,
               Inc.,   incorporated   by  reference  to  the   Company's
               Registration  Statement  on Form S-3 dated May 21,  1999,
               File No. 333-79031. *
          2.2  Amendment No.1 to Asset Purchase Agreement dated as of August 31,
               1999 by and among Churchill Downs Incorporated, Churchill Downs
               California Company and Hollywood Park, Inc. *
         10.1  Casino  Lease  Agreement  dated as  of  September 10, 1999 by and between Churchill Downs California Company and Hollywood Park,
               Inc. *
         23    Consent of Arthur Andersen LLP
         99    Press  release  issued on  September 10, 1999 by Churchill Downs
               Incorporated. *

* Previously filed

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                   CHURCHILL DOWNS INCORPORATED



November 24, 1999                          \s\Thomas H.Meeker
                                           Thomas H. Meeker
                                           President and Chief Executive Officer
                                           (Director and Principal Executive
                                           Officer)


November 24, 1999                          \s\Robert L. Decker
                                           Robert L. Decker
                                           Executive Vice President and Chief
                                           Financial Officer
                                           (Principal Financial Officer)



November 24, 1999                          \s\Vicki L. Baumgardner
                                           Vicki L. Baumgardner
                                           Vice President, Finance and Treasurer
                                           (Principal Accounting Officer)